Exhibit 23(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated March 6, 2009, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Assisted Living Concepts, Inc. on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said reports in this Registration Statement of Assisted Living Concept, Inc. on Form S-8.

/s/ GRANT THORNTON LLP GRANT THORNTON LLP
Milwaukee, Wisconsin
May 14, 2009